EXHIBIT 10.9
STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this "Agreement") is made as of August 8, 2014 by and between the persons set forth on Exhibit A attached hereto (each an "Investor" and collectively, the "Investors") and Brazil Minerals, Inc., a Nevada corporation (the "Company").
WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to each Investor the aggregate number of shares, par value $0.001 per share, of common stock of the Company (the "Common Stock") set forth opposite the name of such Investor on Exhibit A hereto for the aggregate purchase price set forth opposite the Investor's name on Exhibit A hereto.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

SALE OF SECURITIES
2.1   Sale of Securities.
Subject to the terms and conditions of this Agreement, at the Closing, each Investor agrees to purchase, and the Company agrees to issue and sell to such Investor, the number of shares of Common Stock (the "Shares" or the "Securities") set forth opposite the name of such Investor on Exhibit A for the aggregate purchase price set forth opposite the Investor's name on Exhibit A (the "Purchase Price").  Each Investor shall pay the entire Purchase Price for the Securities at the Closing by check or wire transfer of immediately available funds.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
Each Investor hereby represents and warrants to the Company with respect to the purchase of the Securities by such Investor as of the date of this Agreement as follows: The Investor has such knowledge and experience in financial, tax, and business matters so as to enable Investor to evaluate the risks and merits of an investment in the Common Stock. The Investor is acquiring the Securities for investment for Investor's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Securities.  The Investor is aware of the limits on resale imposed by virtue of the transaction contemplated by this Agreement and is aware that the certificates representing the Securities will bear restrictive legends.

The Investor is financially able to bear the economic risk of an investment in the Securities, including a total loss of investment. Investor has adequate means of providing for the Investor's current needs and has no need for liquidity in its investment in the Company and has no reason to anticipate any material change in its financial condition in the foreseeable future. The Investor understands that neither the Commission nor any other U.S. federal or state agency has reviewed the proposed offering of the Securities or made any finding or determination of fairness of the offering of the Securities or any recommendation or endorsement of such investment.
The Investor acknowledges that it has not received any information regarding the offering of the Securities or any invitation to attend any seminar or meeting held by the Company, through any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.
No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Investor is required in connection with (i) the execution, delivery and performance of this Agreement, (ii) the purchase of the Securities, and (iii) the consummation by the Investor of the transactions contemplated by this Agreement.
Neither the Investor nor any of the Investor's officers, directors, employees, stockholders, agents or representatives has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.
The Investor is an accredited investor as such term is defined in Rule 501(a) promulgated by the Commission under the Securities Act.
ARTICLE III

MISCELLANEOUS
This Agreement shall be governed in all respects by the laws of the State of California without giving effect to the conflicts of laws principles thereof. All suits, actions or proceedings arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in any court of competent subject matter jurisdiction sitting in Los Angeles County, California.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until February 28, 2015. The foregoing Securities Purchase Agreement is hereby executed as of the date first above written.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BRAZIL MINERALS, INC.

By:	__/s/ Marc Fogassa___________
Name: Marc Fogassa
Title: Chief Executive Officer

___/s/ Ferris Kincaid__________
Ferris Kincaid

__/s/Gregory Kincaid__________
Gregory Kincaid

__/s/ Kenneth Kincaid_________
Kenneth Kincaid

_/s/ Ronald Kincaid__________
Ronald Kincaid

EXHIBIT A

INVESTOR

Investor	Purchase Price	Shares Purchased

Ferris Kincaid 5720 Paseo de la Rambla Yorba Linda, CA 92887	$ 25,000	550,000

Gregory Kincaid 5720 Paseo de la Rambla Yorba Linda, CA 92887	$ 25,000	550,000

Kenneth Kincaid 3780 Forest Avenue Yorba Linda, CA 92886	$ 25,000	550,000

Ronald Kincaid 5720 Paseo de la Rambla Yorba Linda, CA 92887	$ 25,000	550,000